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                                                                   Exhibit 11(b)



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of The One Group Investment Trust, which is incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Columbus, Ohio
December 18, 1998